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                                                                 EXHIBIT 99.11

                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                    --------------------------------------

We consent to the incorporation by reference in Post-Effective Amendment No. 52 to the Registration Statement of Van Eck Funds on Form N-1A of our report dated February 19, 1999 on our audits of financial statements and financial highlights of the Asia Dynasty Fund (one of the Funds comprising the Van Eck Funds) which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in the Statement of Additional Information.

We also consent to the reference in the Statement of Additional Information under the caption "Counsel and Auditors".


                                /s/ PriewaterhouseCoopers

                                PRICEWATERHOUSECOOPERS


New York, New York
August 16, 1999